                                                                    EXHIBIT 3.2




                                    BYLAWS
                                      OF
                        U.S. RESTAURANT PROPERTIES, INC.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
ARTICLE I    OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1  Principal Office . . . . . . . . . . . . . . . . . . .   1
     Section 1.2  Additional Offices . . . . . . . . . . . . . . . . . .   1

ARTICLE II   STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 2.1  Annual Meeting . . . . . . . . . . . . . . . . . . . .   1
     Section 2.2  Special Meetings . . . . . . . . . . . . . . . . . . .   2
     Section 2.3  Place of Meeting . . . . . . . . . . . . . . . . . . .   2
     Section 2.4  Notice of Meeting; Waiver of Notice. . . . . . . . . .   2
     Section 2.5  Quorum; Adjournments . . . . . . . . . . . . . . . . .   3
     Section 2.6  Voting . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 2.7  Organization . . . . . . . . . . . . . . . . . . . . .   4
     Section 2.8  Proxies. . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 2.9  List of Stockholders . . . . . . . . . . . . . . . . .   5
     Section 2.10 Stockholder Proposals. . . . . . . . . . . . . . . . .   5
     Section 2.11 Conduct of Voting. . . . . . . . . . . . . . . . . . .   7
     Section 2.12 Informal Action. . . . . . . . . . . . . . . . . . . .   7

ARTICLE III  BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . .   8
     Section 3.1  General Powers . . . . . . . . . . . . . . . . . . . .   8
     Section 3.2  Number, Tenure and Qualifications. . . . . . . . . . .   8
     Section 3.3  Time and Place of Meetings . . . . . . . . . . . . . .   9
     Section 3.4  Annual and Regular Meetings. . . . . . . . . . . . . .   9
     Section 3.5  Special Meetings . . . . . . . . . . . . . . . . . . .   9
     Section 3.6  Notice . . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 3.7  Quorum . . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 3.8  Voting . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 3.9  Participation By Conference Telephone. . . . . . . . .  11
     Section 3.10 Informal Action. . . . . . . . . . . . . . . . . . . .  11
     Section 3.11 Resignation; Vacancies . . . . . . . . . . . . . . . .  11
     Section 3.12 Compensation . . . . . . . . . . . . . . . . . . . . .  12
     Section 3.13 Removal. . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 3.14 Loss of Deposit. . . . . . . . . . . . . . . . . . . .  13
     Section 3.15 Surety Bonds . . . . . . . . . . . . . . . . . . . . .  13
     Section 3.16 Advisory Directors . . . . . . . . . . . . . . . . . .  13
     Section 3.17 Presumption of Assent. . . . . . . . . . . . . . . . .  13

ARTICLE IV   COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 4.1  Number, Tenure and Qualifications. . . . . . . . . . .  14
     Section 4.2  Powers . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 4.3  Meetings . . . . . . . . . . . . . . . . . . . . . . .  14

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

                               TABLE OF CONTENTS
                                  (Continued)

                                                                         Page
                                                                         ----
     Section 4.4  Telephone Meetings . . . . . . . . . . . . . . . . . .  15
     Section 4.5  Informal Action by Committees. . . . . . . . . . . . .  15
     Section 4.6  Emergency. . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE V    OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 5.1  General Provisions . . . . . . . . . . . . . . . . . .  16
     Section 5.2  Election, Tenure, Removal and Resignation. . . . . . .  16
     Section 5.3  Vacancies. . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.4  Chief Executive Officer. . . . . . . . . . . . . . . .  17
     Section 5.5  Chief Operating Officer. . . . . . . . . . . . . . . .  18
     Section 5.6  Chief Financial Officer. . . . . . . . . . . . . . . .  18
     Section 5.7  Chairman of the Board. . . . . . . . . . . . . . . . .  18
     Section 5.8  President. . . . . . . . . . . . . . . . . . . . . . .  18
     Section 5.9  Vice Presidents. . . . . . . . . . . . . . . . . . . .  19
     Section 5.10 Secretary. . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.11 Treasurer. . . . . . . . . . . . . . . . . . . . . . .  20
     Section 5.12 Assistant and Subordinate Officers . . . . . . . . . .  21
     Section 5.13 Salaries . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VI   CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . . . . . .  21
     Section 6.1  Contracts. . . . . . . . . . . . . . . . . . . . . . .  21
     Section 6.2  Checks and Drafts. . . . . . . . . . . . . . . . . . .  22
     Section 6.3  Deposits . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VII  STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 7.1  Certificates . . . . . . . . . . . . . . . . . . . . .  22
     Section 7.2  Transfers. . . . . . . . . . . . . . . . . . . . . . .  23
     Section 7.3  Lost Certificate . . . . . . . . . . . . . . . . . . .  23
     Section 7.4  Closing of Transfer Books or Fixing of Record Date . .  24
     Section 7.5  Stock Ledger . . . . . . . . . . . . . . . . . . . . .  25
     Section 7.6  Fractional Stock; Issuance of Units. . . . . . . . . .  25
     Section 7.7  Certification of Beneficial Owners . . . . . . . . . .  26
     Section 7.8  Exemption from Control Share Acquisition Statute . . .  26

ARTICLE VIII ACCOUNTING YEAR . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE IX   DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 9.1  Declaration. . . . . . . . . . . . . . . . . . . . . .  27
     Section 9.2  Contingencies. . . . . . . . . . . . . . . . . . . . .  27

                               TABLE OF CONTENTS
                                  (Continued)

                                                                         Page
                                                                         ----
ARTICLE X    SUNDRY PROVISIONS . . . . . . . . . . . . . . . . . . . . .  27
     Section 10.1 Investment Policy. . . . . . . . . . . . . . . . . . .  27
     Section 10.2 Seal . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 10.3 Books and Records. . . . . . . . . . . . . . . . . . .  28
     Section 10.4 Bonds. . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 10.5 Voting Upon Shares in Other Corporations . . . . . . .  28
     Section 10.6 Mail . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 10.7 Execution of Documents . . . . . . . . . . . . . . . .  29
     Section 10.8 Reliance . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 10.9 Certain Rights of Directors, Officers,
                   Employees and Agents. . . . . . . . . . . . . . . . .  29

ARTICLE XI   ANNUAL STATEMENT OF AFFAIRS . . . . . . . . . . . . . . . .  30

ARTICLE XII  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .  30
     Section 12.1 Procedure. . . . . . . . . . . . . . . . . . . . . . .  30
     Section 12.2 Exclusivity, Etc . . . . . . . . . . . . . . . . . . .  31
     Section 12.3 Severability; Definitions. . . . . . . . . . . . . . .  32

ARTICLE XIII AMENDMENT OF BYLAWS . . . . . . . . . . . . . . . . . . . .  32





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

                                      BYLAWS
                                        OF
                         U.S. RESTAURANT PROPERTIES, INC.
                                (THE "CORPORATION")



                                     ARTICLE I
                                      OFFICES

     SECTION 1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

     SECTION 1.2 ADDITIONAL OFFICES. The Corporation may have such other offices at such other places both within and without the State of Maryland as the Board of Directors from time to time may designate or as the business of the Corporation from time to time may require.

                                     ARTICLE II
                                    STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETING. The Corporation shall hold an annual meeting of its stockholders commencing with the year 1998 to elect directors and transact any other business within its powers or as may be properly brought before the meeting, either on the last Thursday in April in each year if not a legal holiday, or on such other day within 30 days thereafter as shall be set by the Board of Directors. If no other hour shall be so designated, such meeting shall be held at 10:00 a.m. Except as the Articles of Incorporation of the Corporation, as the same may be amended or restated from time to time (the "Charter"), or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

     SECTION 2.2 SPECIAL MEETINGS. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary on the written request of stockholders entitled to cast such percentage of all the votes entitled to be cast at the meeting which represents the maximum percentage as may be permitted for such purpose under the Corporations and Associations Article of the Annotated Code of Maryland (the "MGCL"). A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders who make the request of the reasonable estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders pursuant to the terms of such classes or series.

     SECTION 2.3 PLACE OF MEETING. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

     SECTION 2.4 NOTICE OF MEETING; WAIVER OF NOTICE. Written notice, stating the place, day and hour of the meeting and, in the case of a special meeting or if notice of the purpose is required by statute, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Secretary of the Corporation, not less than ten (10) days nor more than ninety (90) days before the date of the meeting, personally, by mail, or by leaving it at his residence or usual place of business, to each stockholder of record entitled to vote at such meeting and to each other stockholder or other person, if any, entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on
the records of the Corporation.   Notwithstanding the foregoing provisions,
each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

     SECTION 2.5 QUORUM; ADJOURNMENTS. Except as otherwise provided by law or by the Charter, the holders of a majority of all of the shares then outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. Whether or not a quorum is present at any meeting of the stockholders, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by (i) the Chairman of the meeting, (ii) the Board of Directors or (iii) a majority vote of the stockholders present in person or by proxy, in each case to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

     SECTION 2.6 VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter of the Corporation.

     SECTION 2.7 ORGANIZATION. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his or her absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 2.8 PROXIES. Unless the Charter provides otherwise, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock entitled to vote may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he or she owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. The interest with which the proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

     SECTION 2.9 LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

     SECTION 2.10 STOCKHOLDER PROPOSALS. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner. For the 1998 annual meeting the previous year's meeting shall be deemed to have taken place on April 24, 1997; provided that this sentence shall cease to be a part of the Bylaws after the holding of the 1998 annual meeting and any adjournments thereof.

     SECTION 2.11 CONDUCT OF VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

     SECTION 2.12 INFORMAL ACTION. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing, any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

                                  ARTICLE III
                              BOARD OF DIRECTORS

     SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-laws.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The Corporation shall have at least the minimum number of directors required by Maryland Law and shall have the number of directors provided in the Charter until changed as herein provided. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Pursuant to the Charter of the Corporation, the directors have been divided into classes with terms of three years, with the term of office of one class expiring at the annual meeting of stockholders in each year. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the Charter, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

     SECTION 3.3 TIME AND PLACE OF MEETINGS. The Board of Directors shall hold its meetings at such place, either within or without the State of Maryland, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

     SECTION 3.4 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors for the purpose of organization, to elect officers and to consider other business shall be held without notice other than this Section
3.4. In the event that no other time and place are specified by resolution of the Board, the President or the Chairman, with notice in accordance with
Section 3.6, the Board of Directors shall meet immediately after, and at the
same place as, each annual meeting of stockholders.   In the event such
annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Maryland, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.6 of these By-laws or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings at such place and time may be held without further notice being given.

     SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting. The Board of Directors may fix the place and time of the meeting. In the absence of designation, such meeting shall be held at such place as may be designated in the call.

     SECTION 3.6 NOTICE. Except as provided in Section 3.4, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

     SECTION 3.7 QUORUM. A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present without notice other than by announcement may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If, pursuant to the

Charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

     The Board of Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     SECTION 3.8 VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the occurrence of a greater proportion is required for such action by applicable statute or the Charter.

     SECTION 3.9 PARTICIPATION BY CONFERENCE TELEPHONE. Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

     SECTION 3.10 INFORMAL ACTION. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

     SECTION 3.11 RESIGNATION; VACANCIES. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

     SECTION 3.12 COMPENSATION. Unless otherwise restricted by the Charter or these Bylaws, directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, fixed sums per year and/or per meeting including reimbursement of expenses, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof, but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor, pursuant to a resolution of the directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the Board or committees thereof for which fees are paid to other directors.

     SECTION 3.13 REMOVAL. Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds percent of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. "Cause" means acts or omissions constituting active and deliberate dishonesty established by a final judgment or actual receipt of an improper benefit or profit in money, property or services.

     SECTION 3.14 LOSS OF DEPOSIT. No director shall be liable for any loss which may occur by reason of the failure of any bank, trust company, savings and loan association, or other institution with whom moneys or stock of the Corporation have been deposited.

     SECTION 3.15 SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

     SECTION 3.16 ADVISORY DIRECTORS.   The Board of Directors may by
resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

     SECTION 3.17 PRESUMPTION OF ASSENT.   A director of the Corporation who
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

                                   ARTICLE IV
                                   COMMITTEES

     SECTION 4.1 NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

     SECTION 4.2 POWERS. The Board of Directors may delegate to committees appointed under Section 4.1 above any of the powers of the Board of Directors, except the power to authorize dividends or other distributions on stock, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option plan or other program adopted by the Board, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board.

     SECTION 4.3 MEETINGS. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. In the event of absence or disqualification of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

     SECTION 4.4 TELEPHONE MEETINGS. Unless restricted by the Charter or these Bylaws, members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     SECTION 4.5 INFORMAL ACTION BY COMMITTEES. Unless restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

     SECTION 4.6 EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the Bylaws, any one or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 4.1. In the event of the unavailability, at such time, of a minimum of one member of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of one or more other members of the Board of Directors, whether or not they be officers of the Corporation, which such member or members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose. and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the Bylaws.

                                  ARTICLE V
                                  OFFICERS

     SECTION 5.1 GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board (or one, or more co-chairmen of the board), a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer and one or more assistant or subordinate officers as may be established by the Board of Directors. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The Chairman of the Board shall be a director, the other officers may be directors. Any two or more offices except president and vice president may be held by the same person.

     SECTION 5.2 ELECTION, TENURE, REMOVAL AND RESIGNATION. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. Any officer or agent of the Corporation may be removed by the Board of Directors (or as to any assistant or subordinate officer, any committee or officer authorized by the Board) at any time if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board (or any co-chairman of the board if more than one), the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

     SECTION 5.3 VACANCIES. A vacancy in any office may be filled by the Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board).

     SECTION 5.4 CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate a chief executive officer. In the absence of such designation, the chairman of the board (or, if more than one, the co-chairmen of the board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the chief executive officer of the Corporation. In the absence of the chairman of the board, or if there be none, the president shall be the chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the corporation.

     SECTION 5.5 CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer who shall have supervision of the operations of the Corporation. In the absence of any designation, the president shall serve as chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer. The same person may be both chief executive officer and chief operating officer.

     SECTION 5.6 CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     SECTION 5.7 CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board (or one or more co-chairmen of the board). The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. Unless otherwise specified by the Board of Directors, he or she shall be the chief executive officer of the Corporation and perform the duties customarily performed by the chief executive officer, and may perform any duties of the President. If there be more than one, the co-chairmen designated by the Board of Directors will perform such duties. The chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.

     SECTION 5.8 PRESIDENT. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute, in the name of the Corporation, any authorized deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be assigned to him or her by the Board of Directors or the chief executive officer from time to time.

     SECTION 5.9 VICE PRESIDENTS. In the absence of the president, during his or her inability to serve, at the request of the chief executive officer or the president, or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president, the chief executive officer, or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     SECTION 5.10 SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform all duties incident to the office of a secretary of a corporation and such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

     SECTION 5.11 TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In general, he or she shall perform all duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the president. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

     The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 5.12 ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Corporation are all officers below the office of vice-president, secretary or treasurer. The assistant and subordinate officers shall perform such duties as shall be assigned to them by the president, the chief executive officer or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

     SECTION 5.13 SALARIES. The salaries and other compensation and remuneration, of whatever kind, of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

                                  ARTICLE VI
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 6.1 CONTRACTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

     SECTION 6.2 CHECKS AND DRAFTS. All checks, drafts or other orders of other payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 6.3 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII
                                     STOCK

     SECTION 7.1 CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him or her in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each certificate shall be signed by the chairman of the board, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the actual corporate seal or a facsimile of it or in any other form. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

     SECTION 7.2 TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

     SECTION 7.3 LOST CERTIFICATE. The Board of Directors (or any officer designated by it) may direct a new certificate to be issued in place of any certificate previously issued by the

Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such designated officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

     SECTION 7.4 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

     In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the day of such meeting.

     If no record date is fixed and the stock transfer books are not closed
(a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is later; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the board of directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

     SECTION 7.5 STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

     SECTION 7.6 FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional shares of stock or provide for the issuance of scrip or may issue units consisting of different securities of the Corporation, all on such terms and under such conditions as they may determine.

     SECTION 7.7 CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

     SECTION 7.8 EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. The provisions of Title 3, Subtitle 7 of the MGCL shall not apply to any share of the capital stock of the Corporation and such shares of capital stock are exempted from such Subtitle to the fullest extent permitted by Maryland law.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution. Unless otherwise provided by the Board of

Directors, the fiscal year of the Corporation shall be the twelve months ending December 31 in each year.

                                  ARTICLE IX

                                   DIVIDENDS

     SECTION 9.1 DECLARATION. Dividends upon the stock of the Corporation may be declared by the Board of Directors, subject to the provisions of law and the Charter of the Corporation. Dividends may be paid on its shares in cash, property or shares of the capital stock of the Corporation, subject to the provisions of law and the Charter.

     SECTION 9.2 CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE X

                              SUNDRY PROVISIONS

     SECTION 10.1 INVESTMENT POLICY. Subject to the provisions of the Charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

     SECTION 10.2 SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation which shall be in the charge of the secretary. The seal shall have inscribed thereon the name of the Corporation and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

     SECTION 10.3 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws, including any amendments to them, shall be kept at the principal office of the Corporation.

     SECTION 10.4 BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     SECTION 10.5 VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a VicePresident, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     SECTION 10.6 MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

     SECTION 10.7 EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

     SECTION 10.8 RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     SECTION 10.9 CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.

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

                                  ARTICLE XI

                        ANNUAL STATEMENT OF AFFAIRS

     The President or chief financial officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

                                ARTICLE XII

                              INDEMNIFICATION

     SECTION 12.1 PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such

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

Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

     SECTION 12.2 EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate., heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

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

     SECTION 12.3 SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article XII shall not affect the validity or enforceability of any other provision hereof The phrase "this By-Law" in this Article XII means this Article XII in its entirety.

                                 ARTICLE XIII

                              AMENDMENT OF BYLAWS

     Subject to the special provisions of Section 3.2, these Bylaws may be repealed, altered, amended or rescinded and new Bylaws may be adopted (a) by the stockholders of the Corporation by vote of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at any meeting of the stockholders called for that purpose (provided that notice of such proposal is included in the notice of such meeting) or (b) by the Board of Directors by a vote of not less than two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.


























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